Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

I, Nidal Z Zayed, President and Chief Executive Officer, in connection with the Report on 10-K of Pernix Group, Inc. for the fiscal year ended December 31, 2010, (the “Report”) hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1)              The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)              The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Pernix Group, Inc.

/s/ Nidal Z Zayed

Nidal Zayed

President and Chief Executive Officer

Dated: April 13, 2011